Exhibit 99.1

NEWS RELEASE

AbCellera Reports Q3 2021 Business Results

11/09/2021

●	Total revenue of $6 million, compared to $9 million in Q3 2020
●	Nine program starts in the quarter bringing cumulative total to 69, up 35% from Q3 2020
●	Net loss of ($0.08) per share (basic and diluted) compared to a net loss of ($0.02) per share (basic and diluted) in Q3 2020

VANCOUVER, British Columbia, November 9, 2021 -- AbCellera (Nasdaq: ABCL), a technology company with a centralized operating system for next-generation antibody discovery, today announced financial results for the third quarter of 2021. All financial information in this press release is reported in U.S. dollars, unless otherwise indicated.

“We continue to execute on our long-term business strategy and have achieved another quarter of strong business development and growth in the key metric of program starts,” said Carl Hansen, Ph.D., CEO and President of AbCellera. “Our focus remains on the following top priorities: execution of our partnership business, forward integration of the platform to support all antibody drug discovery activities for the submission of an Investigational New Drug application, and investments in data science to increase the speed and scalability of our tech stack.”

Q3 2021 Business Summary

●	Earned $5.5 million in total revenue.
●	Incurred net loss of $21.4 million, compared to a net loss of $2.7 million in Q3 2020.
●	Added 17 programs under contract and two new partners, resulting in a cumulative total of 155 programs under contract with 35 different partners.
●	Started discovery on nine programs, bringing the cumulative number of program starts to 69.
●	Confirmed one new molecule advanced into the clinic, bringing the cumulative total to five.

●	Acquired TetraGenetics to expand capabilities for high-value transmembrane protein targets.

Key Business Metrics

Metric	September 30, 2020	September 30, 2021	Change %
Number of discovery partners	26	35	35%
Programs under contract, cumulative	94	155	65%
Program starts, cumulative	51	69	35%
Molecules in the clinic	1	5	400%

AbCellera added 17 discovery programs in Q3 to reach a cumulative total of 155 discovery programs as of September 30, 2021 (up 65% from 94 on September 30, 2020), that are either completed, in progress, or under contract with 35 different partners (up from 26 on September 30, 2020). AbCellera started discovery on an additional nine programs in Q3 to reach a cumulative total of 69 program starts (up from 51 on September 30, 2020). AbCellera’s partners advanced one additional molecule into the clinic in Q3 2021, bringing the cumulative total to five.

Discussion of Q3 2021 Financial Results

(expressed in thousands)	Three months ended September 30,		Nine months ended September 30,
	2020	2021	2020	2021
Revenue:
Research fees	$4,362	$5,128	$17,247	$14,330
Licensing revenue	-	190	-	20,692
Milestone payments	5,000	-	8,000	8,000
Royalty revenue	-	190	-	192,850
Total revenue	$9,362	$5,508	$25,247	$235,872
●

Revenue – Total revenue was $5.5 million, compared to $9.4 million in Q3 2020, which is attributable to the reduction of milestone payments associated with COVID-19 treatments. Royalties associated with bamlanivimab were $0.2 million due to a temporary pause in usage until September 2, 2021 by the Assistant Secretary for Preparedness and Response and the Food and Drug Administration. Shipments from existing U.S. supply then resumed on a weekly basis, and subsequent to the end of the quarter, Eli Lilly reported that the U.S. government has ordered 614,000 additional doses of bamlanivimab with etesevimab to be delivered by January 31, 2022. The partnership business produced research fees of $5.1 million, compared to $4.4 million in Q3 2020. Licensing revenue was $0.2 million.

●

Research & Development (R&D) Expenses – R&D expenses were $17.5 million, compared to $7.5 million in Q3 2020, reflecting continuing investments in the capacity and capabilities of AbCellera’s discovery and development platform.

●	Sales & Marketing (S&M) Expenses – S&M expenses were $1.2 million, compared to $0.6 million in Q3 2020.

●

General & Administrative (G&A) Expenses – G&A expenses were $11.3 million, compared to $3.0 million in Q3 2020, with the increase driven primarily by investments to support the growth of the company, non-cash stock-based compensation in line with publicly listed companies, and protecting intellectual property.

●	Net Loss – Net loss was $21.4 million, or ($0.08) per share on both a basic and diluted basis compared to a net loss of $2.7 million, or ($0.02) per share on a basic and diluted basis, in Q3 2020.
●	Liquidity – $753.5 million of cash, cash equivalents, and marketable securities and $43.6 million in accounts and accrued receivable.

Conference Call and Webcast

AbCellera will host a conference call and live webcast to discuss these results today at 2:00 p.m. Pacific Standard Time (5:00 p.m. Eastern Standard Time).

The live webcast of the earnings conference call can be accessed on the Events and Presentations section of AbCellera’s Investor Relations website. A replay of the webcast will be available through the same link following the conference call.

About AbCellera Biologics Inc.

AbCellera is a technology company that searches, decodes, and analyzes natural immune systems to find antibodies that its partners can develop into drugs to prevent and treat disease. AbCellera partners with drug developers of all sizes, from large pharmaceutical to small biotechnology companies, empowering them to move quickly, reduce costs, and tackle the toughest problems in drug development. For more information, please visit www.abcellera.com.

Definition of Key Business Metrics

We regularly review the following key business metrics to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections, and make strategic decisions. We believe that the following metrics are important to understand our current business. These metrics may change or may be substituted for additional or different metrics as our business develops. For example, as our business matures and to the extent programs are discontinued, we anticipate updating these metrics to reflect such changes.

Number of discovery partners represents the unique number of partners with whom we have executed partnership contracts. We view this metric as an indication of the competitiveness of our technology stack and our current level of market penetration. The metric also relates to our opportunities to secure programs under contract.

Programs under contract represent the number of antibody development programs that are under contract for delivery of discovery research activities. A program under contract is counted when a contract is executed with a partner under which we commit to discover antibodies against one selected target. A target is any relevant antigen for which a partner seeks our support in developing binding antibodies. We view this metric as an indication of commercial success and technological competitiveness. It further relates to revenue from technology access fees. The cumulative number of programs under contract with downstream participation is related to our ability to generate future revenue from milestone payments and royalties.

Program starts represent the number of unique programs under contract for which we have commenced the discovery effort. The discovery effort commences on the later of (i) the day on which we receive sufficient reagents to start discovery of antibodies against a target and (ii) the day on which the kick-off meeting for the program is held. We view this metric as an indication of our operational capacity to execute on programs under contract. It is also an indication of the selection and initiation of discovery projects by our partners and the resulting near-term potential to earn research fees. Cumulatively, program starts with downstream participation indicate our total opportunities to earn downstream revenue from milestone fees and royalties in the mid- to long-term.

Molecules in the clinic represent the count of unique molecules for which an Investigational New Drug, or IND, New Animal Drug, or equivalent under other regulatory regimes, application has been approved based on an antibody that was discovered either by us or by a partner using licensed AbCellera technology. Where the date of such application approval is not known to us, the date of the first public announcement of a clinical trial will be used for the purpose of this metric. We view this metric as an indication of our near- and mid-term potential revenue from milestone fees and potential royalty payments in the long term.

AbCellera Forward-looking Statements

This press release contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including statements regarding our ability to develop, commercialize and achieve market acceptance of our current and planned products and services, our research and development efforts, and other matters regarding our business strategies, use of capital, results of operations and financial position, and plans and objectives for future operations.

In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.

Source: AbCellera Biologics Inc.

Inquiries

Media: Jessica Yingling, Ph.D.; media@abcellera.com, +1(236) 521-6774

Business Development: Neil Berkley; bd@abcellera.com, +1(604) 559-9005

Investor Relations: Melanie Solomon; ir@abcellera.com, +1(778) 729-9116

AbCellera Biologics Inc.

Condensed Consolidated Statements of Income (Loss) and

Comprehensive Income (Loss)

(All figures in U.S. dollars. Amounts are expressed in thousands except share and per share data)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2020	2021	2020	2021
Revenue:
Research fees	$4,362	$5,128	$17,247	$14,330
Licensing revenue	-	190	-	20,692
Milestone payments	5,000	-	8,000	8,000
Royalty revenue	-	190	-	192,850
Total revenue	9,362	5,508	25,247	235,872
Operating expenses:
Royalty fees	-	-	-	23,622
Research and development(1)	7,495	17,450	20,757	44,853
Sales and marketing(1)	626	1,217	1,610	5,086
General and administrative(1)	2,968	11,271	6,116	28,958
Depreciation and amortization	41	3,666	1,508	10,493
Total operating expenses	11,130	33,604	29,991	113,012
Income (loss) from operations	(1,768)	(28,096)	(4,744)	122,860
Other (income) expense
Other (income) expense	2,262	1,256	3,556	595
Grants and incentives	(1,337)	(4,380)	(10,217)	(12,174)
Total other (income) expense	925	(3,124)	(6,661)	(11,579)
Net earnings (loss) before income tax	(2,693)	(24,972)	1,917	134,439
Income tax (recovery)	-	(3,592)	-	40,923
Net earnings (loss)	$(2,693)	$(21,380)	$1,917	$93,516
Foreign currency translation adjustment	-	(1,508)	-	644
Comprehensive income (loss)	$(2,693)	$(22,888)	$1,917	$94,160

Net earnings (loss) per share attributable to common shareholders
Basic	$(0.02)	$(0.08)	$0.01	$0.34
Diluted	$(0.02)	$(0.08)	$0.01	$0.29
Weighted-average common shares outstanding
Basic	153,049,739	278,933,760	152,413,300	273,642,542
Diluted	153,049,739	278,933,760	237,723,530	323,323,053

1 Exclusive of depreciation and amortization

AbCellera Biologics Inc.

Condensed Consolidated Balance Sheet

(All figures in U.S. dollars. Amounts are expressed in thousands except share data)

(Unaudited)

	December 31, 2020	September 30, 2021
Assets
Current assets:
Cash and cash equivalents	$594,116	$517,694
Marketable securities	-	235,785
Total cash, cash equivalents, and marketable securities	594,116	753,479
Accounts and accrued receivable	213,239	43,633
Other current assets	5,970	6,635
Total current assets	813,325	803,747
Long term assets:
Property and equipment, net	17,923	91,584
Intangible assets	115,153	148,821
Goodwill	31,500	49,457
Investments in and loans to equity accounted investees	19,247	47,507
Other long-term assets	8,388	31,616
Total long-term assets	192,211	368,985
Total assets	$1,005,536	$1,172,732
Liabilities and shareholders' equity
Current liabilities:
Accounts payable and other liabilities	$20,195	$24,072
Current portion of contingent consideration payable	13,411	12,122
Income taxes payable	36,152	6,590
Accrued royalties payable	27,143	595
Deferred revenue	6,589	6,170
Total current liabilities	103,490	49,549
Long-term liabilities:
Operating lease liability	3,715	27,264
Deferred revenue and grant funding	25,894	59,682
Contingent consideration payable	9,148	44,948
Deferred tax liability	26,161	36,197
Other long-term liabilities	6,620	1,695
Total long-term liabilities	71,538	169,786
Total liabilities	175,028	219,335
Commitments and contingencies
Shareholders' equity:
Common shares: no par value, unlimited authorized shares at December 31, 2020 and September 30, 2021: 269,497,768 and 281,151,877 shares issued and outstanding at December 31, 2020 and September 30, 2021 respectively	710,387	718,088
Additional paid-in capital	5,919	26,945
Accumulated other comprehensive income	-	644
Accumulated earnings	114,202	207,720
Total shareholders' equity	830,508	953,397
Total liabilities and shareholders' equity	$1,005,536	$1,172,732

AbCellera Biologics Inc.

Condensed Consolidated Statement of Cash Flows

(Expressed in thousands of U.S. dollars)

(Unaudited)

	Nine months ended September 30,
	2020	2021
Cash flows from operating activities:
Net income	$1,917	$93,516
Cash flows from operating activities:
Depreciation of property and equipment	1,507	3,060
Amortization of intangible assets	821	7,432
Amortization of operating lease right-of-use assets	335	1,895
Stock-based compensation	3,775	21,608
Deferred tax expense	-	(3,267)
Other	440	888
Changes in operating assets and liabilities:
Accounts and accrued research fees receivable	(16,992)	(34,329)
Accrued royalties receivable	-	194,327
Income taxes payable	-	(29,563)
Accounts payable and accrued liabilities	2,890	(313)
Deferred revenue	22,431	9,051
Accrued royalties payable	-	(26,548)
Operating lease liabilities	594	(327)
Deferred grant income	4,592	27,324
Other assets	(898)	(3,458)
Net cash provided by operating activities	21,412	261,296
Cash flows from investing activities:
Purchases of property and equipment	(8,171)	(49,022)
Purchase of intangible assets	(5,000)	-
Repayment of loan to related parties	1,573	-
Purchase of marketable securities	-	(245,314)
Proceeds from marketable securities	-	9,527
Receipt of grant funding	-	9,807
Acquisitions	-	(11,457)
Long-term investments and deposits	-	(17,534)
Investment in and loans to equity accounted investees	-	(27,105)
Net cash used in investing activities	(11,598)	(331,098)
Cash flows from financing activities:
Repayment of long-term debt	(16,971)	(1,823)
Payment of contingent consideration	-	(2,550)
Proceeds from long-term debt	15,516	872
Payment of liability for in-licensing agreement	-	(5,000)
Short-term borrowings	(387)	-
Issuance of common shares pursuant to exercise of stock options	893	2,781
Proceeds from issuance of preferred shares - series A2 financing	74,663	-
Net cash provided by (used in) financing activities	73,714	(5,720)
Effect of exchange rate changes on cash and cash equivalents	-	(900)
Increase (decrease) in cash and cash equivalents	83,528	(76,422)
Cash and cash equivalents, beginning of period	7,553	594,116
Cash and cash equivalents, end of period	$91,081	$517,694
Supplemental disclosure of non-cash investing and financing activities
Right-of-use assets obtained in exchange for operating lease obligation	567	26,976
Purchase of intangible assets in exchange for in-licensing agreement payable	9,060	-